Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Walker Group Holdings, LLC

New Lisbon, Wisconsin

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-173150 and 333-168944) and Forms S-8 (Nos. 333-54714, 333-115682, 333-113157, and 333-149349) of Wabash National Corporation of our report dated March 9, 2012, relating to the consolidated financial statements of Walker Group Holdings, LLC, which appears in this Form 8-K.

/s/ BDO USA, LLP

Milwaukee, Wisconsin

April 13, 2012